                                                                    EXHIBIT 99.2

                            TOWER REALTY TRUST, INC.
                               292 MADISON AVENUE
                               NEW YORK, NY 10017

                   PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

    The undersigned stockholder of Tower Realty Trust, Inc., a Maryland
corporation, hereby appoints       and       , and each of them as proxies of
the undersigned, with full power of substitution in each of them, to attend the Special Meeting of the stockholders of Tower Realty Trust, Inc. to be held on
          , 1999 at           , New York, New York at   :  a.m. (Eastern time)
and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes which the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all the powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of Notice of the Special Meeting and the accompanying Joint Proxy Statement/Prospectus and revokes any proxy heretofore given with respect to such meeting. The foregoing proxies are authorized to vote, in their discretion, upon such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

    THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED BELOW. IF THIS PROXY IS EXECUTED BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST "FOR" THE APPROVAL OF THE MERGER.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE MERGER.

    To approve and adopt the merger of Tower Realty Trust, Inc., a Maryland corporation ("Tower"), with and into Metropolitan Partners LLC, a Delaware limited liability company ("Metropolitan Partners"), pursuant to the Agreement and Plan of Merger and the transactions contemplated thereby, dated as of December 8, 1998, by and among Tower, Reckson Associates Realty Corp., a Maryland corporation, Reckson Operating Partnership, L.P., a Delaware limited partnership, and Metropolitan Partners.

             / / FOR             / / AGAINST             / / ABSTAIN
                                              Signature(s): ____________________
                                              __________________________________
                                              Date: _____________________ , 1999

                                              NOTE: Signature(s) should agree
                                              with name(s) as printed on this
                                              proxy. If the shares are held
                                              jointly, each holder must sign. If
                                              signing as attorney, executor,
                                              administrator, trustee, guardian
                                              or officer signing for a
                                              corporation or other entity,
                                              please give your full title as
                                              such. Please sign exactly as the
                                              name appears on the records of
                                              Tower, date and return promptly in
                                              the enclosed envelope.